UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2015
CHS Inc.
_______________________________________
(Exact name of registrant as specified in its charter)

Minnesota	001-36079	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000
Not Applicable
_____________________________________________

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2015, at the Annual Members Meeting of CHS Inc. ("CHS," "we" or "us"), each of the following directors was re-elected to the Board for a three-year term: David Johnsrud, Steve Fritel, David Kayser, David Bielenberg and Donald Anthony. The following directors’ terms of office continued after the meeting: Robert Bass, Clinton J. Blew, Dennis Carlson, Curt Eischens, Jon Erickson, Alan Holm, Randy Knecht, Greg Kruger, Ed Malesich, Perry Meyer, Steve Riegel and Dan Schurr.

Following the Annual Members Meeting, the Board of Directors held the annual re-organizational meeting at which Board officers were elected. All of the Board officers were re-elected for a one-year term: David Bielenberg- was re-elected Chairman of the Board, Steve Fritel- was elected First Vice Chairman of the Board, Daniel Schurr- was re-elected Secretary-Treasurer of the Board, Curt Eischens was elected Second Vice Chairman of the Board and Don Anthony was elected Assistant Secretary-Treasurer of the Board.

Item 7.01 Regulation FD Disclosure.
On December 7, 2015, we issued a press release announcing the results of the election of directors to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit No.	Description
99.1	Press release dated December 7, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

December 7, 2015	By:	/s/ Timothy Skidmore

Name: Timothy Skidmore
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 7, 2015.